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                                                                    EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Poet Holdings, Inc. on Form S-8 of our report dated February 11, 2000 appearing in the Annual Report on Form 10-K of Poet Holdings, Inc. for the year ended December 31, 1999.





DELOITTE & TOUCHE LLP

San Jose, California

May 10, 2000